Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated December 12, 2017, with respect to our audit of the consolidated financial statements of DLH Holdings Corp., included in its Annual Report on Form 10-K for the year ended September 30, 2017, as filed with the Securities and Exchange Commission.

/s/ WithumSmith+Brown, PC
WithumSmith+Brown, PC

New York, New York
May 22, 2018

{N0183639 }